FOR IMMEDIATE RELEASE

OPAL Fuels Reports Fourth Quarter and Full Year 2025 Results

WHITE PLAINS, N.Y. – (March 16, 2026) – OPAL Fuels (“OPAL Fuels” or the “Company”) (Nasdaq: OPAL) today announced financial and operating results for the three and twelve months ended December 31, 2025.
"2025 was an important year for OPAL Fuels as we continue to scale our platform and prepare for additional growth," said Adam Comora, Co-Chief Executive Officer of OPAL Fuels. "Despite experiencing some regulatory and macroeconomic headwinds in 2025, we are pleased to have closed the year with Adjusted EBITDA of $90.2 million, within our guidance. Production increased to 4.9 million MMBtu, 28% higher compared to 2024, helped by improved operations during the second half of the year. We also sold $42.9 million of Investment Tax Credits and began recognizing our first 45Z production tax credits."

"We are encouraged by fourth quarter results. Adjusted EBITDA was $34.2 million as we benefited from increased production and 45Z production tax credits," continued Comora. "As we look to 2026, we are well positioned to drive continued RNG production growth from our existing facilities based on improvements in our team, in our gas collection, and in overall plant efficiencies. We are also optimistic about new CNG/RNG fleet adoption as downstream fundamentals continue to improve."

"We have improved our liquidity position which supports continued execution on our strategic growth plans," said Jonathan Maurer, Co-Chief Executive Officer of OPAL Fuels. "The recent refinancing of our existing Series A Preferred Units with a new upsized $180 million Series A Preferred Facility provides additional capital to invest across the RNG value chain.”

"As we have grown our upstream portfolio to 12 operating RNG facilities with 9.1 million MMBtu in annual design capacity, OPAL Fuels generates stable and growing operating cash flows to support long-term growth," continued Maurer. "These operating cash flows combined with our added liquidity provide us the opportunity to allocate capital in value enhancing opportunities as the macro and regulatory environment improves."

Financial Highlights

•Revenue for the three and twelve months ended December 31, 2025, was $99.8 million and $349.0 million respectively, an increase of 25% and 16% respectively, compared to the prior-year period.
•Net Income (loss) for the three and twelve months ended December 31, 2025, was $16.2 million and $36.4 million respectively, compared to $(5.4) million and $14.3 million in the same periods last year.

•Basic and diluted net income per share attributable to Class A common shareholders for the three and twelve months ended December 31, 2025 were $0.02 and $0.15 compared to $(0.05) and $0.02 in the comparable periods last year.
•Adjusted EBITDA1 for the three and twelve months ended December 31, 2025, was $34.2 million and $90.2 million respectively, compared to $22.6 million2 and $90.0 million2 respectively, in the comparable periods last year.
•$42.9 million of IRA Investment Tax Credits were sold in 2025.

•In March 2026 we closed a new $180 million preferred stock facility with an affiliate of our majority shareholder, Fortistar. $120 million was issued from the facility at closing, of which approximately $100 million was used to fully redeem the Series A Preferred Units previously owned by Mendocino Capital, LLC. The remaining $60 million of the facility to be available for future draw-downs.

Operational Highlights

•RNG produced was 1.3 million and 4.9 million MMBtu for the three and twelve months ended December 31, 2025, an increase of 20% and 29% respectively, compared to the prior-year periods.3
•The Fuel Station Services segment sold, dispensed, and serviced an aggregate of 41.3 million and 161.9 million GGEs of transportation fuel for the three and twelve months ended December 31, 2025, a decrease of (1)% and an increase of 8% respectively, compared to the prior-year periods. Of this amount, RNG dispensed as a transportation fuel was 20.4 million and 81.0 million GGEs, an increase of 6% and 9% respectively, compared to the prior-year periods.
Guidance
1 This is a non-GAAP financial measure. A reconciliation of this non-GAAP financial measure to its comparable GAAP financial measure has been provided in the financial tables included in this press release. An explanation of this measure and how it is calculated is also included below under the heading “Non-GAAP Financial Measures."

2 The Company updated its policy in Q3’24 to include virtual pipeline costs as an add-back to Adjusted EBITDA.

3 Represents OPAL Fuels' proportional share with respect to RNG projects owned with joint venture partners. Includes Sunoma and Biotown.

•2026 Adjusted EBITDA is projected to range between $95 million and $110 million.
◦Assumes an average realized D3 RIN price of $2.45/gallon; each $0.10/gallon shift in D3 RIN price impacts 2026 Adjusted EBITDA by $5-$6 million
◦Assumes RNG production range of 5.4 to 5.8 million MMBtu

.

Results of Operations

(in thousands of dollars, except RNG Fuel data)	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue
RNG Fuel	$26,006	$25,384	$101,656	$88,420
Fuel Station Services	65,125	45,081	214,551	166,875
Renewable Power	8,624	9,558	32,768	44,677
Total Revenue (1)	$99,755	$80,023	$348,975	$299,972

Cost of sales	$69,192	$52,394	$242,794	$199,851
Project development and startup costs	2,841	8,586	14,942	19,109
Other operating expenses (2)	21,127	19,389	83,825	59,790

Net income	16,182	(5,367)	36,411	14,325
Adjusted EBITDA (3)
RNG Fuel (4)	24,770	13,998	70,527	62,616
Fuel Station Services	14,279	12,261	46,747	38,425
Renewable Power	2,502	3,148	9,626	17,251
Corporate	(7,374)	(6,809)	(36,695)	(28,287)
Consolidated Adjusted EBITDA	$34,177	$22,598	$90,205	$90,005

RNG Fuel volume produced (Million MMBtus)	1.3	1.1	4.9	3.8
RNG Fuel volume dispensed (Million GGEs)	20.4	19.3	81.0	74.0
Total volumes sold, dispensed, and serviced (Million GGEs)	41.3	41.9	161.9	150.2
(1) Excludes revenues from equity method investments.
(2) Includes selling, general and administrative expenses, depreciation and amortization expenses, impairment and income from equity method investments. Please refer to the Statement of Operations at the end of the press release for additional information.
(3) This is a non-GAAP financial measure. A reconciliation of this non-GAAP financial measure to a comparable GAAP financial measure has been provided in the financial tables included in this press release. An explanation of this measure and how it is calculated is also included below under the heading “Non-GAAP Financial Measures.”
(4) Includes incremental virtual pipeline costs (i.e., actual costs less anticipated operating costs of a permanent interconnection) on our Prince William RNG project which are temporary in nature and expected to be incurred in 2025 until the permanent interconnection is expected to be operational.

Results of Operations from Equity Method Investments

	Three Months Ended December 31,		Year Ended December 31,
(in thousands of dollars)	2025	2024	2025	2024
Revenue	$32,073	$34,199	$112,917	$111,296
Gross profit	6,498	13,991	27,665	45,803
Net income	927	9,521	9,719	36,100

OPAL’s share of revenues from equity method investments	14,028	12,193	48,879	45,917
OPAL’s share of gross profit from equity method investments	3,671	3,832	13,815	19,826
OPAL’s share of net income from equity method investments ⁽¹⁾	750	1,407	2,627	13,235

OPAL’s share of Adjusted EBITDA from equity method investments	$7,012	$4,243	$22,045	$24,954
(1) Net income from equity method investments represents our portion of the net income from equity method investments including $1.7 million and $6.9 million of amortization expense related to basis differences for the three and twelve months ended December 31, 2025, and $1.5 million and $5.8 million for the three and twelve months ended December 31, 2024.
Landfill RNG Facility Capacity and Utilization Summary

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Landfill RNG Facility Capacity and Utilization
Design Capacity (Million MMBtus) (1)	2.2	2.1	8.6	6.6
Volume of Inlet Gas (Million MMBtus) (2)	1.6	1.3	6.2	4.6
Inlet Design Capacity Utilization (%) (2)	76%	67%	75%	73%
RNG Fuel volume produced (Million MMBtus)(3)	1.3	1.1	4.7	3.7
Utilization of Inlet Gas (%) (4)	80%	78%	77%	81%
(1) Design Capacity for RNG facilities is measured as the volume of feedstock biogas that the facility is capable of accepting at the inlet and processing during the associated period. Design Capacity is presented as OPAL’s ownership share (i.e., net of joint venture partners’ ownership) of the facility and is calculated based on the number of days in the period. New facilities that come online during a quarter are pro-rated for the number of days in commercial operation.
(2) Inlet Design Capacity Utilization is measured as the Volume of Inlet Gas for a period, divided by the total Design Capacity for such period. The Volume of Inlet Gas varies over time depending on, among other factors, (i) the quantity and quality of waste deposited at the landfill, (ii) waste management practices by the landfill, and (iii) the construction, operations and maintenance of the landfill gas collection system used to recover the landfill gas. The Design Capacity for each facility will typically be correlated to the amount of landfill gas expected to be generated by the landfill during the term of the related gas rights agreement. The Company expects Inlet Design Capacity Utilization to be in the range of 75-85% on an aggregate basis over the next several years. Typically, newer facilities perform at the lower end of this range and demonstrate increasing utilization as they mature and the biogas resource increases at open landfills. Excludes Sunoma and Biotown.
(3) Excludes Sunoma and Biotown
(4) Utilization of Inlet Gas is measured as RNG Fuel Volume Produced divided by the Volume of Inlet Gas. Utilization of Inlet Gas varies over time depending on availability and efficiency of the facility and the quality of landfill gas (i.e., concentrations of methane, oxygen, nitrogen, and other gases). The Company generally expects Utilization of Inlet Gas to be in the range of 80% to 90%. Excludes Sunoma and Biotown.

RNG Pending Monetization Summary

	Three Months Ended
(In thousands, except average realized sales prices)
	December 31, 2025
	RNG Fuel	Fuel Station Services	Total
Value of RNG awaiting credit generation using quarter end price (1)	$10,613	$4,623	$15,236

RIN Metrics
Beginning balance as of October 1, 2025	141	162	303
Add: Generated in current period	13,654	4,391	18,045
Less: Sales	(13,795)	(4,553)	(18,348)
Ending RIN credit balance (Available for sale) as of December 31, 2025	—	—	—
D3 price per RIN at quarter end	$2.39	$2.39
Value of RINs using quarter end price (1)	$—	$—	$—

LCFS Metrics
Beginning balance (net share) as of October 1, 2025	6	64	70
Add: Generated in current period	14	38	52
Less: Sales	(12)	(31)	(43)
Ending LCFS credit balance (Available for sale) as of December 31, 2025	8	71	79
LCFS credit price at quarter end	$100.00	$56.38
Value of LCFSs using quarter end price (1)	$800	$4,003	$4,803

Value of RECs using quarter end price			$17

Other Metrics

Average realized sales price during quarter - RIN			$2.40
Average realized sales price during quarter - LCFS			$76.71

Total Value of RNG Pending Monetization and Credits at quarter end (2)	$11,413	$8,626	$20,056
(1) Reflects OPAL’s ownership share of RIN and LCFS credits (i.e., net of joint venture partners’ ownership), including equity method investments, and presented net of discounts and any direct transaction costs such as dispensing fees, third-party royalties and transaction costs as applicable.
(2) $11,413 includes partial sale of K-1 RINs in the month of December recognized as revenue, pending monetization.

Liquidity
As of December 31, 2025, our liquidity was $168.2 million, consisting of $128.4 million of unused capacity under our $450.0 million senior secured credit facility, $15.4 million of unused capacity under the associated revolver, and $24.4 million of cash and cash equivalents. As of March 10, 2025, our liquidity is $181.7 million, consisting of $35.2 million of unused capacity under the revolver, and $146.5 million of cash and cash equivalents.
Capital Expenditures
During the year ended December 31, 2025, OPAL Fuels invested $70.7 million across RNG projects in construction and OPAL Fuels owned fueling stations in construction as compared to $127.2 million in the prior year.
In addition, for the year ended December 31, 2025, the Company's portion of capital expenditures in unconsolidated entities was $19.5 million. This represents our share of capital expenditures incurred by equity method investments.
Earnings Call
A webcast to review OPAL Fuels’ Fourth Quarter 2025 results is being held today, March 16, 2026 at 11:00AM EDT.
Materials to be discussed in the webcast will be available before the call on the Company's website.
Participants may access the call at https://edge.media-server.com/mmc/p/ezfah5dz/. Investors can also listen to a webcast of the presentation on the Company’s Investor Relations website at https://opalfuels.gcs-web.com/news-events/events-presentations.
_____________________

Glossary of terms
“D3” refers to cellulosic biofuel with a 60% GHG reduction requirement.
“GGE” refers to gasoline gallon equivalent. The conversion ratio is 1 MMBtu of natural gas equal to 7.74 GGE.
“LCFS” refers to Low Carbon Fuel Standard or similar types of federal and state programs.

“MMBtu” refers to million British thermal units.
“RECs” refers to renewable energy credits.

“Renewable Power” refers to electricity generated from renewable sources.
“RIN” refers to Renewable Identification Numbers.

“RNG” refers to renewable natural gas.
“VIEs” refers to variable interest entities.

About OPAL Fuels
OPAL Fuels (Nasdaq: OPAL) is a leader in the capture and conversion of biogas into low carbon intensity RNG and Renewable Power. OPAL Fuels is also a leader in the marketing and distribution of RNG to heavy duty trucking and other hard to decarbonize industrial sectors. For additional information, and to learn more about OPAL Fuels and how it is leading the effort to capture North America’s naturally occurring methane and decarbonize the economy, please visit www.opalfuels.com.
# # #
Forward-Looking Statements
Certain statements in this communication may be considered forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts and generally relate to future events or the Company's future financial or other performance metrics. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, as the case may be, are inherently uncertain and subject to material change. Factors that may cause actual results to differ materially from current expectations include various factors beyond management’s control, including but not limited to general economic conditions and other risks, uncertainties and factors set forth in the sections entitled “Risk Factors” and “Forward-Looking Statements and Risk Factor Summary” in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q, and other filings the Company makes with the Securities and Exchange Commission. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this communication, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions, or circumstances on which any statement is based.
Disclaimer
This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy, any securities, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Contact information
Investors
Todd Firestone
Vice President, Investor Relations and Corporate Development
(914) 705-4001
investors@opalfuels.com
Media
Harrison Feuer
Senior Director, Communications and Public Policy
(914) 721-3723
hfeuer@opalfuels.com

OPAL FUELS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data)

	December 31, 2025	December 31, 2024
Assets (1)
Current assets:
Cash and cash equivalents	$24,408	$24,310
Accounts receivable, net of allowance of $469 and $—, respectively (2)	61,806	46,535
Restricted cash - current	1,210	972
Contract assets	8,276	11,075
Parts inventory	10,964	10,294
Prepaid expenses and other current assets	16,018	23,583
Total current assets	122,682	116,769
Property, plant, and equipment, net	495,634	458,258
Investments in other entities	231,223	223,594
Net investment in sales-type lease	8,224	—
Restricted cash - non-current	2,700	2,298
Goodwill	54,608	54,608
Other long-term assets	44,398	25,550
Total assets	959,469	881,077
Liabilities and Stockholders' Deficit (1)
Current liabilities:
Accounts payable (3)	19,004	17,111
Contract liabilities	6,296	9,276
Loans, current portion	15,062	12,621
Accrued expenses and other current liabilities	63,857	64,588
Total current liabilities	104,219	103,596
Loans, net of debt issuance costs	337,063	285,003
Other long-term liabilities	20,430	27,446
Total liabilities	461,712	416,045
Commitments and contingencies Note 15
Redeemable preferred non-controlling interests	130,000	130,000
Redeemable non-controlling interests	377,898	482,863
Stockholders' deficit
Class A common stock, $0.0001 par value; shares issued: 30,633,161 and 30,065,260 at December 31, 2025 and 2024, respectively; shares outstanding: 28,997,378 and 28,429,477 at December 31, 2025 and 2024, respectively	3	3
Class B common stock, $0.0001 par value; 121,500,000 issued and outstanding as of December 31, 2025 and 71,500,000 issued and outstanding as of December 31, 2024	12	7
Class C common stock, $0.0001 par value; none issued and outstanding as of December 31, 2025 and 2024	—	—
Class D common stock, $0.0001 par value; 22,899,037 shares issued and outstanding as of December 31, 2025 and 72,899,037 issued and outstanding as of December 31, 2024	2	7
Accumulated deficit	(1,307)	(137,004)
Accumulated other comprehensive (loss) income	(26)	152
Class A common stock in treasury, at cost; 1,635,783 shares as of December 31, 2025 and 2024	(11,614)	(11,614)
Total stockholders' deficit attributable to the Company	(12,930)	(148,449)
Non-redeemable non-controlling interests	2,789	618
Total stockholders' deficit	(10,141)	(147,831)
Total liabilities, redeemable preferred, redeemable non-controlling interests and stockholders' deficit	$959,469	$881,077
(1) Includes amounts related to consolidated VIEs
(2) Includes related‑party amounts of $13,318 and $14,522 as of December 31, 2025 and 2024, respectively.
(3) Includes related‑party amounts of $8,951 and $7,932 as of December 31, 2025 and 2024, respectively.

OPAL FUELS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of U.S. dollars, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues:
RNG fuel	$26,006	$25,384	$101,656	$88,420
Fuel station services	65,125	45,081	214,551	166,875
Renewable power	8,624	9,558	32,768	44,677
Total revenues	99,755	80,023	348,975	299,972
Operating expenses:
Cost of sales - RNG fuel	13,941	11,908	49,282	38,552
Cost of sales - Fuel station services	48,095	33,922	166,778	128,804
Cost of sales - Renewable power	7,156	6,564	26,734	32,495
Project development and start up costs	2,841	8,586	14,942	19,109
Selling, general and administrative	16,179	13,572	63,982	53,124
Depreciation, amortization, and accretion	5,698	5,208	22,470	17,885
Impairment loss	—	2,016	—	2,016
Income from equity method investments	(750)	(1,407)	(2,627)	(13,235)
Total operating expenses	93,160	80,369	341,561	278,750
Operating income	6,595	(346)	7,414	21,222
Other (expense) income
Interest and financing expense, net	(6,944)	(5,634)	(26,274)	(19,610)
Other income	75	613	2,525	3,807
Total other expenses	(6,869)	(5,021)	(23,749)	(15,803)
Net (loss) income before income tax benefit	(274)	(5,367)	(16,335)	5,419
Income tax benefit	16,456	—	52,746	8,906
Net income	16,182	(5,367)	36,411	14,325
Net income attributable to redeemable non-controlling interest	11,295	(6,767)	21,329	2,851
Net income attributable to non-redeemable non-controlling interest	1	115	330	443
Dividends on redeemable preferred non-controlling interests	2,618	$2,617	10,469	$10,470
Net income attributable to Class A common stockholders	$2,268	$(1,332)	$4,283	$561

OPAL FUELS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income	$36,411	$14,325
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and accretion	22,470	17,885
Stock-based compensation	6,499	6,452
Allowance for accounts receivable	2,476	85
Assets' impairment	—	2,016
Reduction of carrying amount of operating lease right-of-use assets	771	679
Income from investments in other entities	(2,627)	(13,235)
Distributions from return on investments in other entities	5,649	14,336
Deferred income taxes	(16,456)	—
Amortization of deferred financing costs	1,936	1,094
Gain on dispositions	(3,646)	(321)
Paid-in-kind interest income	(193)	(207)
Change in fair value of derivative financial instruments	(2,366)	(892)
Changes in operating assets and liabilities:
Accounts receivable	(19,815)	(301)
Parts inventory	(670)	(103)
Prepaid expenses and other current and long-term assets	11,261	(18,594)
Accounts payable	1,893	3,427
Accrued expenses and other current and non-current liabilities	(7,095)	4,739
Net cash provided by operating activities	36,498	31,385
Cash flows from investing activities:
Purchase of property, plant, and equipment	(70,739)	(127,239)
Proceeds from sale of short-term investments	—	9,875
Distributions from return of investments in other entities	11,396	4,305
Cash paid, related to investments in other entities	(22,354)	(21,570)
Cash received from (paid for) note receivable	1,377	(750)
Proceeds from disposal of property, plant and equipment	3,000	828
Net cash used in investing activities	(77,320)	(134,551)
Cash flows from financing activities:
Proceeds from loans	70,000	100,000
Repayment of loans	(16,957)	(1,621)
Financing costs paid to other third parties	(1,250)	(629)
Proceeds from issuance of shares of Class A common stock under the ATM program, net	—	170
Repayment of principal portion of finance lease liabilities	(1,214)	—
Payment of preferred dividends	(10,469)	(13,086)
Distribution to non-redeemable non-controlling interest	(150)	(703)
Cash paid for income taxes related to net share settlement of equity awards	(391)	(627)
Capital contribution from non-redeemable non-controlling interests	1,991	—
Net cash provided by financing activities	41,560	83,504
Net increase (decrease) in cash, restricted cash, and cash equivalents	738	(19,662)
Cash, restricted cash, and cash equivalents, beginning of period	27,580	47,242
Cash, restricted cash, and cash equivalents, end of period	$28,318	$27,580

Non-GAAP Financial Measures (Unaudited)
This release includes various financial measures that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission. We believe these measures provide important supplemental information to investors to use in evaluating ongoing operating results. We use these measures, together with accounting principles generally accepted in the United States ("GAAP" or "U.S. GAAP"), for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations, that when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide, give a more complete understanding of factors and trends affecting our business. We strongly encourage you to review all of our financial statements and publicly filed reports in their entirety and to not solely rely on any single non-GAAP financial measure.
Non-GAAP financial measures are limited as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company's GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company's management deems appropriate), and the Company expects to continue to incur expenses, charges or gains like the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent, or non-recurring. These Non-GAAP financial measures are not recognized terms under GAAP and do not purport to be alternatives to GAAP net income or any other GAAP measure as indicators of operating performance. Moreover, because not all companies use identical measures and calculations, the Company's presentation of Non-GAAP financial measures may not be comparable to other similarly titled measures used by other companies. We strongly encourage you to review all of our financial statements and publicly filed reports in their entirety and to not solely rely on any single non-GAAP financial measure.
Adjusted EBITDA
To supplement the Company's unaudited condensed consolidated financial statements presented in accordance with GAAP, the Company uses a non-GAAP financial measure that it calls Adjusted EBITDA ("Adjusted EBITDA"). This non-GAAP financial measure adjusts net income for interest and financing expense, net, net income attributable to non-redeemable non-controlling interests, depreciation, amortization and accretion, adjustments to reflect Adjusted EBITDA from equity method investments, fair value changes and non-recurring charges, Stock-based compensation, major maintenance on Renewable Power, RNG development costs, and ITC proceeds, net.
Management believes this non-GAAP financial measure provides meaningful supplemental information about the Company's performance, for the following reasons: (1) it allows for greater transparency with respect to key metrics used by management to assess the Company's operating performance and make financial and operational decisions; (2) the measure excludes the effect of items that management believes are not directly attributable to the Company's core operating performance and may obscure trends in the business; (3) the measure better aligns revenues with expenses; and (4) the measure is used by institutional investors and the analyst community to help analyze the Company's business. In future quarters, the Company may adjust for other expenditures, charges or gains to present non-GAAP financial measures that the Company's management believes are indicative of the Company's core operating performance.

The following table presents the reconciliation of our net income to Adjusted EBITDA:
Reconciliation of GAAP Net Income to Adjusted EBITDA
For the Three and Twelve Months Ended December 31, 2025 and 2024
(In thousands of dollars)

	Three Months Ended December 31, 2025					Twelve Months Ended December 31, 2025
	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total
Net income (loss) (1)	13,702	12,805	(337)	(9,988)	16,182	44,194	38,297	(1,355)	(44,725)	36,411

Adjustments to reconcile net income (loss) to Adjusted EBITDA
Interest and financing expense, net	6,983	(9)	(30)	—	6,944	26,316	36	(78)	—	26,274
Net income attributable to non-redeemable non-controlling interests	(1)	—	—	—	(1)	(330)	—	—	—	(330)
Depreciation, amortization and accretion	3,078	1,483	1,138	—	5,699	12,062	6,407	4,001	—	22,470
Adjustments to reflect Adjusted EBITDA from equity method investments (2)	6,262	—	—	—	6,262	19,418	—	—	—	19,418
Fair value changes and non-recurring charges (3)	893	—	—	973	1,866	1,773	2,007	—	1,531	5,311
Stock-based compensation	—	—	—	1,641	1,641	—	—	—	6,499	6,499
RNG development costs (4)	2,639	—	—	—	2,639	12,170	—	—	—	12,170
Major maintenance	1,801	—	1,731	—	3,532	1,801	—	7,058	—	8,859
45Z	5,869	—	—	—	5,869	5,869	—	—	—	5,869
Tax credits proceeds, net	(16,456)	—	—	—	(16,456)	(52,746)	—	—	—	(52,746)
Adjusted EBITDA	24,770	14,279	2,502	(7,374)	34,177	70,527	46,747	9,626	(36,695)	90,205

	Three Months Ended December 31, 2024					Twelve Months Ended December 31, 2024
	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total
Net (loss) income (1)	(5,358)	10,070	(597)	(9,482)	(5,367)	14,337	31,677	2,900	(34,589)	14,325

Adjustments to reconcile net (loss) income to Adjusted EBITDA
Interest and financing expense, net	5,707	49	(21)	(102)	5,633	20,134	168	(132)	(560)	19,610
Net income attributable to non-redeemable non-controlling interests	(115)	—	—	—	(115)	(443)	—	—	—	(443)
Depreciation, amortization and accretion	2,770	1,428	1,010	—	5,208	8,252	5,612	4,021	—	17,885
Adjustments to reflect Adjusted EBITDA from equity method investments (2)	2,836	—	—	—	2,836	11,719	—	—	—	11,719
Fair value changes and non-recurring charges (3)	—	714	1,787	635	3,136	—	968	2,681	410	4,059
SBC	—	—	—	2,140	2,140	—	—	—	6,452	6,452
RNG development costs (4)	8,158	—	—	—	8,158	17,523	—	—	—	17,523
Major maintenance	—	—	969	—	969	—	—	7,781	—	7,781
Tax credits' proceeds, net	—	—	—	—	—	(8,906)	—	—	—	(8,906)
Adjusted EBITDA	13,998	12,261	3,148	(6,809)	22,598	62,616	38,425	17,251	(28,287)	90,005
(1) Net income (loss) by segment is included in our quarterly report on Form 10-K.
(2) Includes interest, depreciation, amortization and accretion and RNG development costs incurred on equity method investments.
(3) Includes changes in the fair value of earnout liabilities, and note receivable. Also includes ITC costs and one-time, non-recurring charges, such as: (i) certain development-related expenses for RNG facilities—specifically lease and legal costs incurred during the construction phase that were not eligible for capitalization under GAAP (2024); and (ii) contract restructuring costs associated with an existing customer exit agreement (2025).
(4) Includes virtual pipeline costs on our Prince William and Polk facilities. These are temporary additional transportation costs incurred until a permanent pipeline solution is completed. Also includes RNG development costs which are lease costs related to Central Valley litigation.